                                                                      EXHIBIT 4C

                               FIRST AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

    THIS FIRST AMENDMENT, dated as of January 25, 1994, by and among NATIONAL COMPUTER SYSTEMS, INC., a Minnesota corporation (the "Company"), the BANKS signatories hereto (each a "Bank" and, collectively, the "Banks") and FIRST BANK NATIONAL ASSOCIATION as administrative agent for the Banks (in such capacity, the "Agent").

    WHEREAS, the Company, the Banks and the Agent entered into an Amended and Restated Credit Agreement dated as of July 31, 1991 (the "Credit Agreement"); and

    WHEREAS, the parties desire to amend the Credit Agreement as hereinafter provided.

    NOW, THEREFORE, in consideration of the premises, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. CERTAIN DEFINED TERMS. Each capitalized term used herein without being defined but which is defined in the Credit Agreement shall have the respective meaning ascribed to such term in the Credit Agreement.

    2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

        (a) Section 1.2 is amended by deleting "August 1, 1994" from the definition of "Termination Date" and inserting in lieu thereof: "August 1, 1996".

        (b) Section 2.17(a)(ii) is amended by inserting immediately after "Amount" and prior to the final period thereof:

       "; PROVIDED, that from and after the Determination Date, as defined below, through the Termination Date, the Commitment Fee shall be .25 of 1% per annum (computed as described above); (for purposes of this Section, the -- "Determination Date" shall be that Business Day (if any) after January 20, 1994 when the Agent shall have determined, based upon evidence in form and substance satisfactory to the Agent, that (A) no Default or Event of Default exists and (B) the Consolidated Net Income of the Company for its four immediately preceding fiscal quarters shall have been more than $0)".

        (c) Section 6.2 is amended in its entirety to provide:

       "Permit, at the end of (a) any fiscal quarter ending prior to January 1, 1994, its Consolidated Tangible Net Worth to be less than the sum of $90,000,000 plus 50% of the sum of Consolidated Net Income for each fiscal quarter after January 31, 1991 through the date of determination; and (b) any fiscal quarter ending after January 1, 1994, its Consolidated Tangible Net Worth to be less than $90,000,000 plus 50% of the sum of Consolidated Net Income for each fiscal quarter after January 31, 1993 through the date of determination."

    3. AFFIRMATIONS. The parties hereto acknowledge and confirm that (a) the Credit Agreement, as hereby amended, is and remains in full force and effect in accordance with its terms and (b) the three Notes executed by the Company in connection with the Credit Agreement and dated November 12, 1991 remain the Notes under the Credit Agreement, as hereby amended, and are in full force and effect in accordance with their terms.

    4.    COUNTERPARTS.    This  Amendment may  be  executed  in  any  number of
counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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    IN  WITNESS WHEREOF, the parties hereto  have caused this First Amendment to
Amended and Restated Credit Agreement to be executed as of the day and year first above written.

                                          NATIONAL COMPUTER SYSTEMS, INC.

                                          By: _____/S/_CHARLES W. OSWALD________

                                          Name: ________Charles W. Oswald_______

                                          Title: ________Chairman and CEO_______

                                          By: ______/S/_J.W. FENTON, JR.________

                                          Name: ________J. W. Fenton, Jr._______

                                          Title: _____Secretary -- Treasurer____

                                          FIRST BANK NATIONAL ASSOCIATION,
                                          in its individual capacity and as
                                          Agent

                                          By: _______/S/_JOEL C. KOZLAK_________

                                          Title: _________Vice President________

                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION

                                          By: _________/S/_MARY FALCK___________

                                          Title: _________Vice President________

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By: ___/S/_ARMUND J. SCHOEN, JR.______

                                          Title: _________Vice President________

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

    AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of July 31, 1991, among NATIONAL COMPUTER SYSTEMS, INC. (the "Company"), a Minnesota corporation, the BANKS signatories hereto (each a "Bank" and, collectively, the "Banks") and FIRST BANK NATIONAL ASSOCIATION as administrative agent for the Banks (in such capacity, the "Agent").

    Recitals:

        A. The Company, the Banks and the Agent entered into a Credit Agreement dated as of March 29, 1989 (the "Original Credit Agreement").

        B. The Original Credit Agreement was amended by a First Amendment thereto (the "First Amendment"), dated as of December 31, 1990.

        C. The Company, the Banks and the Agent wish to amend and restate the Original Credit Agreement as amended by the First Amendment on the terms and subject to the conditions of this Agreement.

    NOW THEREFORE, in consideration of the mutual premises herein set forth, the parties hereto agree as follows:

    SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.

    1.1. ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms not otherwise specifically defined herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles. When used herein, the term "financial statements" shall include the notes and schedules thereto.

    1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, as used herein and in the exhibits hereto, the following terms shall have the following respective meanings (such terms to be equally applicable to both the singular and plural forms of the terms defined):

    "ACCOUNTANTS" shall mean Ernst & Young or such other firm of independent certified public accountants of recognized national standing selected by the Company.

    "AFFILIATE" shall mean, with respect to any Person, a Person (other than, in the case of the Company, a Consolidated Subsidiary) which directly or indirectly controls, is controlled by, or is under common control with, such other Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

    "AGGREGATE COMMITMENT AMOUNT" shall mean the sum of all the Commitments, $40,000,000, or as reduced pursuant to Section 2.3.

    "AGGREGATE OUTSTANDINGS" shall mean at the time of any determination, the aggregate unpaid principal balance of all Loans.

    "APPLICABLE CD RATE" shall mean with respect to any CD Loan for the applicable Interest Period, the Reserve Adjusted CD Rate plus the applicable CD Spread.

    "APPLICABLE FEDERAL FUNDS RATE" shall mean on any day, the Federal Funds Rate plus the applicable Federal Funds Spread.

    "APPLICABLE LIBO RATE" shall mean with respect to any LIBOR Loan for the applicable Interest Period, the Reserve Adjusted LIBO Rate plus the applicable LIBOR Spread.

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    "APPLICABLE REFERENCE RATE"  shall mean  (a) on  any day  during the  period
August 1, 1991 through July 31, 1992, the Reference Rate on such Day; and (b) on any day after July 31, 1992, the Reference Rate MINUS the applicable Reference Spread and Leverage Adjustment (if any), but in no case shall such Applicable Reference Rate be less than the Minimum Rate.

    "ASSESSMENT RATE" shall mean for the Interest Period for a CD Loan, the rate per annum (expressed as a percentage) determined by the Agent to be the sum of the net annual assessment rate in effect on the first day of such Interest Period for a CD Loan for calculating the assessment payable by the Agent to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits at offices of the Agent in the United States and all other rates assessed in connection with the making of a CD Loan.

    "AVERAGE UNUSED COMMITMENT AMOUNT" shall mean for any period for which Commitment Fees are being determined, an amount determined by dividing (a) the sum of the Unused Commitment Amounts for the days in said period by (b) the number of days in said period.

    "BORROWING DATE" shall mean a Business Day or Eurodollar Business Day on which the making of a Loan occurs or is proposed to occur.

    "BORROWING REQUEST" shall mean a written request signed by the Company in the form of Exhibit E hereto.

    "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in Minneapolis, Minnesota or Chicago, Illinois are authorized or required by law or other governmental action to close.

    "CASH AVAILABLE FOR DEBT SERVICE" shall mean for any period of determination, (a) the sum of (i) Consolidated Income Before Taxes and before the effect of any extraordinary items for said period, and (ii) Fixed Interest Charges for said period, less (b) income taxes provided for during said period, except income taxes provided for with respect to extraordinary items, all determined for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied.

    "CD LOANS" shall mean all Loans bearing interest at a rate based upon the Reserve Adjusted CD Rate.

    "CD RATE" shall mean with respect to the Banks, on any calculation date and for any Interest Period: (a) the rate per annum for negotiable certificates of deposit having a maturity comparable to the Interest Period for the related CD Loan as such rate is released by the Federal Reserve Board as reported on page 120 (or other applicable page) of Telerate Data Service under the heading "Certs of Deposit"; but if by 2:00 p.m. (Minneapolis time) no such rate is reported, then (b) the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) determined by the Agent (which determination shall be conclusive in the absence of manifest error) to be the average of the secondary market bid rates at approximately 2:30 p.m. (Minneapolis time) for the purchase of certificates of deposit issued by the Agent in the dollar amount comparable to the requested CD Loan and having a maturity comparable to the Interest Period for such CD Loan; and PROVIDED, FURTHER, that if the Agent does not at the time of determination issue certificates of deposit with the same maturity as the related CD Loan, then certificates of deposit with the maturities closest to the maturity of such CD Loan shall be used to determine the CD Rate for such CD Loan.

    "CD RESERVE PERCENTAGE" shall mean the percentage, expressed as a decimal, which is in effect on the first day of the relevant Interest Period for a CD Loan, as specified by the Federal Reserve Board (or any successor) for determining the applicable reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for the Agent in respect of new non-personal time deposits in Dollars having a maturity comparable to the requested CD Loan and in an amount equal to or exceeding $100,000.

    "CD SPREAD" shall mean with respect to CD Loans: (a) for the period August 1, 1991 through July 31, 1992, 0.625%; and (b) for the period August 1, 1992 through the Termination Date, one of the following: (i) if the Leverage Ratio is less than .35:1, then 0.75%, (ii) if the Leverage Ratio is greater than or equal to .35:1 but less than .50:1, then 1.05% or (iii) if the Leverage Ratio is greater than or equal to .50:1, then 1.35%.

    "CLC" shall mean CLC Financial Services, Inc., a Minnesota corporation.

    "CLC GUARANTIES" shall mean as of the date of determination, the total principal amount of all guaranties of indebtedness of CLC issued by the Company or any Consolidated Subsidiary less the amount by which the Present Value of Firm Term Revenues as of the date of determination exceeds the total principal amount of all indebtedness of CLC for money borrowed (other than the principal amount of indebtedness of CLC guaranteed by the Company or any Consolidated Subsidiary) as of the date of determination.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended, as from time to time in effect.

    "COMMITMENTS" shall mean the Banks' undertakings to make Loans to the Company, subject to the terms and conditions hereof, in the Aggregate Commitment Amount.

    "COMMITMENT AMOUNT" shall mean in respect of any Bank, the amount set forth next to the name of such Bank on the signature pages hereof, or as such amount may be changed by assignment or as decreased pursuant to Section 2.3 hereof.

    "COMMITMENT FEE" shall have the meaning set forth in Section 2.17 hereof.

    "COMPLIANCE CERTIFICATE" shall mean the certificate of the Company in the form of Exhibit F hereto required to be delivered under this Agreement.

    "CONSOLIDATED DEBT SERVICE" shall mean, for any period, the sum of (a) Fixed Interest Charges for said period, (b) dividends paid during said period and (c) Mandatory Principal Payments, all determined for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied.

    "CONSOLIDATED INCOME BEFORE TAXES" shall mean, for any period, income before income taxes of the Company and its Consolidated Subsidiaries determined in accordance with Generally Accepted Accounting Principles consistently applied.

    "CONSOLIDATED INTEREST BEARING DEBT" shall mean with respect to the Company and its Consolidated Subsidiaries, all items of debt for money borrowed and all obligations under capital leases, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied, but excluding the ESOP Debt.

    "CONSOLIDATED NET INCOME" shall mean, for any period, the balance remaining after deducting from the gross revenues of the Company and its Consolidated Subsidiaries all expenses and other proper charges (including taxes on income), all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied.

    "CONSOLIDATED SUBSIDIARY" shall mean, as of the date of any determination, any Subsidiary of the Company included in the financial statements of the Company and its Subsidiaries prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

    "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as of the date of any determination, (i) the sum of the amounts set forth on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as (a) the par or stated value of all outstanding capital stock and (b) capital surplus, retained earnings and premium on capital stock LESS (ii) the net book value of Goodwill of the Company and its Consolidated Subsidiaries; PROVIDED, THAT any effect that the ESOP Debt has on capital stock, capital surplus or retained earnings of the Company shall be disregarded in determining Consolidated Tangible Net Worth.

    "CONTINGENT LIABILITIES" shall mean with respect to the Company and its Consolidated Subsidiaries and as of the date of determination, the sum of the CLC Guaranties and the total amount of all letters of credit, guarantees of indebtedness of any other Person (other than CLC) and other agreements to pay the obligations of any other Person (other than CLC).

    "DEFAULT" shall mean an event, act or occurrence which, with the giving of notice or the lapse of time (or both), would become an Event of Default.

    "DISCLOSURE SCHEDULE" shall mean the schedule which is attached hereto as Exhibit B.

    "DOLLARS" or "$" shall mean lawful currency of the United States of America.

    "EFFECTIVE DATE" shall mean the date of this Agreement.

    "EFFECTIVE PERIOD" shall mean the period from the Effective Date to the earlier of the day on which the Commitments terminate or the Business Day preceding the Termination Date.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, as from time to time in effect.

    "ESOP" shall mean the National Computer Systems, Inc. Employee Stock Ownership Plan, dated as of February 1, 1989, an employee stock ownership plan created by the Company under Section 4975(e)(7) of the Code.

    "ESOP DEBT" shall mean the debt obligation of the ESOP dated May 4, 1989 in the original principal amount of $9,999,631.25, the proceeds of which were used by the ESOP to purchase shares of the Company.

    "EURODOLLAR BUSINESS DAY" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.

    "EVENT OF DEFAULT" shall mean any event set forth in Section 7 hereof.

    "EXCESS PAYMENT" shall mean any payment or prepayment received by a Bank, whether voluntary or involuntary, through the exercise of the right of setoff or otherwise, in excess of its Pro Rata Share.

    "FEDERAL FUNDS LOAN" shall mean all Loans bearing interest at a rate based upon the Federal Funds Rate.

    "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day or, if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any day, the average rate charged to the Bank on such day on such transactions as determined by the Agent).

    "FEDERAL FUNDS  SPREAD" shall  mean  with respect  to Federal  Funds  Loans,
0.75%.

    "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

    "FINANCIAL STATEMENTS"  shall have  the  meaning set  forth in  Section  3.7 hereof.

    "FIXED INTEREST CHARGES" shall mean for any period of determination, the total interest expenses on Consolidated Interest Bearing Debt, except interest expenses on the ESOP Debt.

    "FIXED RATE LOAN" shall mean a CD Loan or a LIBOR Loan.

    "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles as in effect from time to time, including, without
limitation,   applicable  statements,  bulletins   and  interpretations  by  the
Financial Accounting Standards Board and applicable bulletins, opinions and interpretations issued by the American Institute of Certified Public Accountants or its committees.

    "GOODWILL" shall mean the excess of the cost of an acquired enterprise over the book value of the acquired net assets, all determined in accordance with Generally Accepted Accounting Principles consistently applied.

    "GOVERNMENTAL  BODY" shall mean any court or any federal, state or municipal
department,   commission,   board,   bureau,   agency,   public   authority   or
instrumentality.

    "GOVERNMENTAL YIELD" shall mean as of the date of determination, the yield on U.S. Treasury Securities (as published by the Federal Reserve Bank of New
York) having a maturity closest to the last day of the Interest Period applicable to the Fixed Rate Loan being prepaid, if determining the Prepayment Penalty, and having a maturity of one year, if determining the Present Value of Firm Term Revenues.

    "IMMEDIATELY AVAILABLE FUNDS" shall mean funds with good value on the day and in the city in which payment is received.

    "INTEREST PERIOD" shall mean, with respect to any Fixed Rate Loan, a period from the Borrowing Date with respect to such Loan (or the date of the expiration of the then current Interest Period with respect to such Loan) to (i) with respect to a LIBOR Loan, a date 1, 2, 3, or 6 months thereafter as selected by the Company in its Borrowing Request for such Loan (but only to the extent Dollar deposits of such duration are generally available to each of the Banks in the inter-bank Eurodollar market) and (ii) with respect to a CD Loan, a date 1, 2, 3 or 6 months thereafter as selected by the Company in its Borrowing Request for such Loan, subject in all cases to the following:

        (a) (i)if any Interest Period with respect to a CD Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day; and (ii) if any Interest Period with respect to a LIBOR Loan would otherwise end on a day which is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

        (b) subject to the provisions of Section 2.10 hereof, a Borrowing Request selecting a particular Interest Period once received by the Agent is irrevocable and binding on the Company;

        (c) no Interest Period shall extend beyond the Termination Date;

        (d) each Interest Period with respect to a CD Loan may vary in regard to the length of period, in accordance with the practices and customs of banking institutions in connection with certificates of deposit purchased in New York, New York by dealers in certificates of deposit as from time to time in effect;

        (e) each Interest Period with respect to a LIBOR Loan may vary in regard to the length of period, in accordance with the customs and practices of the international inter-bank markets; and

        (f) the first Interest Period for any Fixed Rate Loan shall commence on the date of such Loan, and each succeeding Interest Period (if any) for such Loan shall commence on the last day of the preceding Interest Period.

    "INVOKED EVENT OF DEFAULT" shall mean an Event of Default which either (a) has resulted in the automatic termination of the Commitments and the automatic acceleration of the maturity of the Notes pursuant to Section 7.1 hereof or (b) on account of which the Agent, at the direction of the Majority Banks, has declared the Commitments terminated and has declared the obligations of the Company under the Notes immediately due and payable.

    "LEVERAGE RATIO" shall mean the ratio (calculated pursuant to Section 6.4 below) for the most recently ended fiscal quarter of the Company. For purposes of determining the applicable CD Spread, LIBOR Spread, Minimum Rate or Reference Spread and Leverage Adjustment, the Agent shall apply the ratio for the most recently ended fiscal quarter of the Company using the data supplied by the

Company pursuant to Section 5.6(a) hereof from the day received by the Agent, but if not received within the time period required under Section 5.6(a), then from the day 45 days after the end of the most recently ended fiscal quarter.

    "LIBO RATE" shall mean with respect to the Agent, the rate per annum (rounded upward, if necessary, to the nearest whole 1/100th of 1%) equal to the rate per annum at which the Agent is offered Dollar deposits in the inter-bank Eurodollar market at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of the proposed Interest Period for a LIBOR Loan, for delivery on the first day of such Interest Period in the dollar amount comparable to the amount of, and having a maturity comparable to, the LIBOR Loan to be made by the Banks.

    "LIBOR LOANS" shall mean all Loans bearing interest at a rate based upon Reserve Adjusted LIBO Rate.

    "LIBOR RESERVE PERCENTAGE" shall mean the percentage, expressed as a decimal, which is in effect on the first day of the relevant Interest Period for a LIBOR Loan, as specified by the Federal Reserve Board (or any successor) for determining the applicable reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for the Agent in respect of Eurocurrency liabilities in an amount and with a maturity corresponding to such LIBOR Loan.

    "LIBOR SPREAD" shall mean with respect to LIBOR Loans: (a) for the period August 1, 1991 through July 31, 1992, 0.625%; and (b) for the period August 1, 1992 through the Termination Date, one of the following: (i) if the Leverage Ratio is less than .35:1, then 0.75%, (ii) if the Leverage Ratio is greater than or equal to .35:1 but less than .50:1, then 1.05% or (iii) if the Leverage Ratio is greater than or equal to .50:1, then 1.35%.

    "LIEN" shall mean any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

    "LOANS" shall have the meaning set forth in Section 2.1.

    "MAJORITY BANKS" shall mean Banks having Commitment Amounts equal to at least 60.00% of the Aggregate Commitment Amount.

    "MANDATORY PRINCIPAL PAYMENTS" shall mean, for any period, the sum of all mandatory principal payments made on indebtedness for borrowed money of the Company or any Consolidated Subsidiary (excluding principal payments made under this Agreement and principal payments made on the ESOP Debt).

    "MATERIAL SUBSIDIARY" shall mean any Subsidiary which owns, as of the date of the Company's most recent available quarterly consolidated balance sheet, at least 10% of the total of all assets of the Company and its Consolidated Subsidiaries.

    "MEASUREMENT PERIOD" shall mean, with respect to the determination of Consolidated Net Income and the ratio of Cash Available for Debt Service to Consolidated Debt Service, the fiscal quarter then ended on such determination date and the immediately preceding three fiscal quarters.

    "MINIMUM RATE" shall mean as calculated on any day, the CD Rate for an Interest Period of 1 month PLUS one of the following: (i) if the Leverage Ratio is less than .35:1, then 0.75%, (ii) if the Leverage Ratio is greater than or equal to .35:1 but less than .50:1, then 1.05% or (iii) if the Leverage Ratio is greater than or equal to .50:1, then 1.35%.

    "NOTES" shall have the meaning set forth in Section 2.4 hereof.

    "PBGC" shall  mean  the  Pension Benefit  Guaranty  Corporation  created  by
Section 4002(a) of ERISA, or any Governmental Body succeeding to the functions thereof.

    "PERMITTED LIENS" shall mean:

        (a) Liens given by the Company or a Consolidated Subsidiary to secure the payment of the purchase price of fixed assets (all such Liens being called "Purchase Money Liens") acquired, constructed or improved by the Company or such Consolidated Subsidiary after the Effective Date, PROVIDED that:

           (i) such Purchase Money Liens shall have been created within nine months of the acquisition, construction or improvement of the fixed assets subject thereto, and

           (ii) no such Purchase Money Liens shall extend to or cover any other Property of the Company or such Consolidated Subsidiary, as the case may be, and

           (iii) the aggregate amount of the indebtedness secured by any such Purchase Money Liens in respect of any such Property (whether or not the Company or such Consolidated Subsidiary assumes or otherwise becomes liable for such Indebtedness) shall not exceed 100% of the lesser of the cost or fair market value of such Property at the time of acquisition, construction or improvement thereof;

        (b) Liens in respect of Property acquired by the Company or a Consolidated Subsidiary which were created prior to, and are in existence on the date of, the acquisition of such Property (whether or not the Company or such Consolidated Subsidiary assumes or otherwise becomes liable for any indebtedness secured thereby) and, in the case of any Person which becomes a Consolidated Subsidiary after the Effective Date, Liens on its Property or on the outstanding shares of its capital stock created prior to, and existing on, the date such Person becomes a Consolidated Subsidiary, PROVIDED that no such Lien shall extend to or cover any other Property of the Company or such Consolidated Subsidiary, as the case may be;

        (c) Liens and priority claims incidental to the conduct of business or the ownership of Property and assets (including warehousemen's, attorneys' and statutory landlords' liens) and Liens, pledges or deposits in connection with workers' compensation, unemployment insurance, old age benefit or social security obligations, taxes and duties, governmental charges or levies, assessments, performance bonds, statutory obligations or other similar charges, Liens of carriers, contractors, mechanics, repairmen and materialmen, good faith deposits in connection with tenders, bids, contracts or leases to which the Company or any Consolidated Subsidiary is a party or other deposits required to be made in the ordinary course of business and not in connection with the borrowing of money; PROVIDED in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings;

        (d) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; and

        (e)  Liens  on  Property or  assets  of  the Company  or  a Consolidated
    Subsidiary existing as of the date of this Agreement and securing indebtedness of the Company or such Consolidated Subsidiary, as the case may be.

    "PERSON" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or a political subdivision thereof or a governmental agency.

    "PLAN" shall mean (a) with respect to the Company and any Subsidiary, any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, under which the Company or any Related Person to the Company or any Subsidiary has contributed, and (b) with respect to any other Person, any employee benefit plan or other plan established or maintained by such Person for the benefit of such Person's employees and to which Title IV of ERISA applies.

    "PREPAYMENT PENALTY" shall mean with respect to each prepayment of a Fixed Rate Loan made prior to the last day of the Interest Period applicable thereto, the present value on the date of such prepayment (determined in accordance with generally accepted financial practice using the Government Yield as the discount factor and discounted monthly) of a hypothetical payment made on the last day of the Interest Period applicable to such Fixed Rate Loan equal to the amount, if any, by which (a) the amount of interest that would accrue (using the rate of interest applicable to such Fixed Rate Loan) on the amount prepaid between the date of such prepayment and the last day of such Interest Period exceeds (b) the amount of interest that would accrue (using the Government Yield) on the amount prepaid between the date of such prepayment and the last day of such Interest Period.

    "PRESENT VALUE OF FIRM TERM REVENUES" shall mean as of the date of determination, the present value (determined in accordance with generally accepted financial practice using the Government Yield as the discount factor and discounted quarterly) of finance receivables and rents to be received by CLC under notes receivable and leases with noncancellable terms.

    "PRO RATA SHARE" shall mean with respect to a Bank and at the time of any determination, the proportion, expressed as a percentage, which the principal amount outstanding on the Note held by it bears to the Aggregate Outstandings, and if at the time of determination the Aggregate Outstandings is zero, then the proportion, expressed as a percentage, which the Bank's Commitment Amount bears to the Aggregate Commitment Amount.

    "PROPERTY" shall mean all types of real, personal, tangible, intangible or mixed property.

    "RATE NOTICE" shall have the meaning assigned to the term in Section 2.9 hereof.

    "REFERENCE BANK" shall mean First Bank National Association.

    "REFERENCE SPREAD AND LEVERAGE ADJUSTMENT" shall mean on any day the rate per annum calculated as follows:

        (a) if the difference between the Reserve Adjusted CD Rate for an Interest Period of one month and the Reference Rate is less than or equal to 1.75% and the Leverage Ratio is (i) less than .35:1, then the adjustment is 0.50%, (ii) greater than or equal to .35:1 but less than .50:1, then the adjustment is 0.25% or (iii) greater than or equal to .50:1 but less than or equal to .60:1, then the adjustment is 0%;

        (b) if the difference between the Reserve Adjusted CD Rate for an Interest Period of one month and the Reference Rate is greater than 1.75% but less than or equal to 2.25% and the Leverage Ratio is (i) less than .35:1, then the adjustment is 0.75%, (ii) greater than or equal to .35:1 but less than .50:1, then the adjustment is 0.50% or (iii) greater than or equal to .50:1 but less than or equal to .60:1, then the adjustment is 0.25%;

        (c) if the difference between the Reserve Adjusted CD Rate for an Interest Period of one month and the Reference Rate is greater than 2.25% but less than or equal to 2.75% and the Leverage Ratio is (i) less than .35:1, then the adjustment is 1.00%, (ii) greater than or equal to .35:1 but less than .50:1, then the adjustment is 0.75% or (iii) greater than or equal to .50:1 but less than or equal to .60:1, then the adjustment is 0.50%; and

        (d) if the difference between the Reserve Adjusted CD Rate for an Interest Period of one month and the Reference Rate is greater than 2.75% and the Leverage Ratio is (i) less than .35:1, then the adjustment is 1.25%,
    (ii) greater than or equal to .35:1 but less than .50:1, then the adjustment is 1.00% or (iii) greater than or equal to .50:1 but less than or equal to .60:1, then the adjustment is .75%.

    The foregoing with the Minimum Rate are summarized for convenience only in the following table:

                                                 GREATER-THAN OR EQUAL TO .35     GREATER-THAN OR EQUAL TO .50
            RR-CD                LESS-THAN .35       AND GREATER-THAN .5         AND LESS-THAN OR EQUAL TO .60
- ------------------------------   -------------         ---------------                  ---------------
greater than 2.75%............        RR-1.25%                  RR-1.00%                          RR-.75%
2.26% to 2.75%................        RR-1.00%                   RR-.75%                          RR-.50%
1.76% to 2.25%................         RR-.75%                   RR-.50%                          RR-.25%
less than or equal to 1.75%...         RR-.50%                   RR-.25%                           RR
Minimum Rate..................         CD+.75%                  CD+1.05%                         CD+1.35%

    "REFERENCE LOANS" shall mean all Loans bearing interest at a rate based upon the Reference Rate.

    "REFERENCE RATE" shall mean, with respect to the Agent, for any day, the per annum rate of interest most recently publicly announced from time to time by the Agent as its "reference rate," which may be a rate at, above or below which the Agent lends to other Persons. Each change in any interest rate provided for herein based upon the Reference Rate resulting from a change in the Reference Rate shall take effect at the time of such change in the Reference Rate.

    "RELATED PERSON" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code.

    "REPORTABLE EVENT" shall mean a "reportable event" described in Section 4043(b) of ERISA as to which the 30 day notice period has not been waived.

    "RESERVE ADJUSTED CD RATE" shall mean with respect to the Agent, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) calculated in accordance with the following formula:

                                  CD+ AR
Reserve Adjusted CD Rate =        1-CRP

       where

            CD  =  CD Rate
           CRP  =  CD Reserve Percentage
            AR  =  Assessment Rate

    "RESERVE ADJUSTED LIBO RATE" shall mean, with respect to the Agent, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) calculated in accordance with the following formula:

       Reserve Adjusted LIBO Rate = LIBO RATE
                                                1-LRP
       where
           LRP = LIBOR Reserve Percentage

    "SPECIAL COUNSEL" shall mean Dorsey & Whitney, special counsel to the Banks.

    "SUBSIDIARY" shall mean any corporation, association, partnership, joint venture or other business entity of which the Company and/or any subsidiary of the Company either (a) in respect of a corporation, owns more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not at the time the stock of any class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is the sole general partner or is entitled to share in more than 50% of the profits, however determined.

    "TERMINATION DATE" shall mean August 1, 1994.

    "UNUSED COMMITMENT AMOUNT" shall mean at the date of any determination, the amount by which the Aggregate Commitment Amount on said date exceeds the Aggregate Outstandings on said date.

    "U.S. TREASURY SECURITIES" shall mean actively traded U.S. Treasury bonds, bills and notes.

    SECTION 2.  THE REVOLVING CREDIT FACILITY.

    2.1. REVOLVING CREDIT COMMITMENTS. Upon the terms and subject to the conditions hereof, each Bank severally agrees to make loans (each a "Loan" and, collectively, the "Loans") to the Company pursuant to this Section 2 on a revolving basis at any time and from time to time during the Effective Period. During the Effective Period the Company may borrow, repay and reborrow in accordance with the provisions hereof; PROVIDED, that the Aggregate Outstandings at any time shall not exceed the Aggregate Commitment Amount; and PROVIDED FURTHER, that the aggregate principal amount of all Federal Funds Loans shall not exceed $10,000,000 through July 31, 1992 (except as may be permitted pursuant to Section 2.9 hereof), and shall not exceed $0 thereafter. The principal amount of each Bank's Loan made on a Borrowing Date shall be in an amount equal to its Pro Rata Share of all such Loans. The Loans may be maintained, at the election of the Company made from time to time as permitted herein, as Reference Loans, CD Loans, Federal Funds Loans, or LIBOR Loans or any combination thereof.

    2.2.  BORROWING PROCEDURE.

        (a) The Company shall give to the Agent prior notice, in writing (by facsimile, hand delivery or by mail) in the form of a Borrowing Request, of its intention to borrow under Section 2.1 hereof. The Company shall specify in each such notice: (i) the proposed Borrowing Date, which date shall be a Business Day in the case of Reference Loans, Federal Funds Loans and CD Loans or a Eurodollar Business Day in the case of LIBOR Loans, (ii) the aggregate principal amount of the Loans to be made on such date, which shall be in the minimum amount of $500,000 or an integral multiple of $500,000 in excess thereof, (iii) whether such Loans are to be funded as CD, LIBOR, Federal Funds or Reference Loans, and (iv) in the case of Fixed Rate Loans, the initial Interest Period therefor.

        (b) Each notice of a request to borrow under Section 2.2(a) hereof shall be given by 11:00 a.m. (Minneapolis time) not less than two Eurodollar Business Days prior to the proposed Borrowing Date if such Loan is to be a LIBOR Loan, and on the Borrowing Date if such Loan is to be a CD Loan, a Federal Funds Loan or a Reference Loan. Subject to Section 2.10 hereof, each request to borrow made by the Company pursuant to Section 2.2(a) hereof shall be irrevocable.

        (c) On the date of receipt of a request to borrow by the Agent, the Agent shall give prompt notice by telephone or telecopier to each Bank of the contents thereof and its Pro Rata Share of such borrowing. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, each Bank shall make Immediately Available Funds equal to its Pro Rata Share of the requested Loan available to the Company not later than 2:00 p.m. (Minneapolis time), on each such Borrowing Date.

    2.3. DECREASING COMMITMENTS. Upon at least five days irrevocable prior written notice to the Agent (which shall advise each Bank thereof as soon as practicable thereafter), the Company may decrease the Aggregate Commitment Amount; PROVIDED, that (i) each decrease of the Aggregate Commitment Amount shall be in an amount equal to at least $1,000,000, or an integral multiple of $1,000,000 in excess thereof, and (ii) the Aggregate Outstandings, after giving effect to the decreased amount, shall not exceed the Aggregate Commitment Amount. Reductions of the Aggregate Commitment Amount shall be in each Bank's Pro Rata Share and the accompanying prepayments, if any, shall be made to each Bank in the amount of its Pro Rata Share thereof.

    2.4 THE NOTES AND MATURITY DATE. On or before the date of the initial Loans hereunder, the Company shall duly issue and deliver to the Agent a series of promissory notes substantially in the form of Exhibits A-1, A-2 and A-3 hereto dated the day of delivery thereof, and the Company shall from time to time at the request of any of the Banks issue in the Commitment Amounts replacement promissory notes for such notes or for any replacement promissory notes (each, original or replacement, a "Note" and, collectively, the "Notes"). Each Bank's records regarding the amount of each Loan made by it hereunder and each payment thereon shall be presumed to be accurate until the contrary shall have been established. Each Note shall evidence that the principal amount of each Loan shall be due and payable no later than the Termination Date or upon acceleration under Section 7.1 hereof.

    2.5 INTEREST ON LOANS; COMPUTATION. The Loans shall bear interest on the unpaid principal amount thereof as follows: (i) for Reference Loans, at a fluctuating rate per annum equal to the Applicable Reference Rate, (ii) for Federal Funds Loans, at a fluctuating rate per annum equal to the Applicable Federal Funds Rate, (iii) for CD Loans, at a fixed rate per annum equal to the Applicable CD Rate, and (iv) for LIBOR Loans, at a fixed rate per annum equal to the Applicable LIBO Rate. All interest payable on Loans shall be computed on the basis of actual days elapsed and a year of 360 days. Interest does not accrue on a Loan on the day on which the principal of such Loan is paid in full or converted or refunded pursuant to Section 2.8 hereof.

    2.6. PAYMENT OF PRINCIPAL OF LOANS; VOLUNTARY PREPAYMENT. The principal amount of all Loans shall be payable in full on or before the Termination Date. The Company shall have the right to prepay the Loans, in whole at any time or in part from time to time in aggregate principal amounts equal to at least $500,000, or integral multiples thereof, with accrued interest on the amount being prepaid to the date of such prepayment; PROVIDED, HOWEVER, that the outstanding principal balance of all Federal Funds Loans shall not be less than $1,000,000 and any prepayment of a Fixed Rate Loan shall be accompanied by the applicable Prepayment Penalty. Each repayment under this Section 2.6 shall be made to the Agent in accordance with Section 2.11.

    2.7 INTEREST PAYMENTS. Interest on the Federal Funds Loans shall be payable in arrears on the last Business Day of each week, on the date on which the Federal Funds Loan is paid or converted to another type of Loan and on the Termination Date. Interest on the Reference Loans shall be payable monthly, in arrears, on the last Business Day of each month and on the Termination Date. Interest on the Fixed Rate Loans shall be payable in arrears on the last day of the applicable Interest Period or such other date as such Loans are paid in full; PROVIDED, HOWEVER, that accrued interest on CD Loans or LIBOR Loans with an Interest Period exceeding approximately 30 days or one month, respectively, shall also be payable on the last Business Day of each month during such Interest Period.

    2.8. CONVERSIONS AND REFUNDING. Subject to the terms and conditions of this Agreement, the Company shall also have the option at any time to convert any Loan or part thereof (in integral multiples of $500,000) into a Reference Loan, Federal Funds Loan, CD Loan or LIBOR Loan, or refund any CD Loan or LIBOR Loan or part thereof (in integral multiples of $500,000) as a Reference Loan, Federal Funds Loan, CD Loan or LIBOR Loan; PROVIDED, however, that (i) any conversion or refinancing of a Fixed Rate Loan before the last day of its applicable Interest Period shall be accompanied by the applicable Prepayment Penalty, (ii) any partial conversion from CD Loans or LIBOR Loans may not be made if the amount of CD Loans or LIBOR Loans having the same Interest Period, as applicable, remaining outstanding principal balance, after giving effect to such proposed conversion, would be less than $500,000, (iii) any partial conversion from Federal Funds Loans may not be made if the remaining outstanding principal balance after giving effect to such proposed conversion would be less than $1,000,000, and (iv) no Reference Loan, Federal Funds Loan or CD Loan may be converted into a LIBOR Loan and no Reference Loan, Federal Funds Loan or LIBOR Loan may be converted into a CD Loan, if a Default or Event of Default has occurred and is continuing on the proposed date of conversion. The Company shall notify the Agent (which shall advise each Bank thereof as soon as practicable thereafter) in writing of each proposed conversion or refunding, the proposed date therefor (which shall be a Business Day in the case of a CD Loan, Federal Funds Loan or a Reference Loan and a Eurodollar Business Day in the case of a LIBOR Loan) and the duration of the Interest Period therefor, in the case of CD Loans or LIBOR Loans, in accordance with the notice provisions of Section 2.2. Subject to Sections 2.10 hereof, any notice given by the Company under this Section 2.8 shall be irrevocable. Subject to the terms and conditions of this Agreement, if the Company shall fail to notify the Agent in the manner provided in this Section 2.8 of a conversion or refunding of a CD Loan or LIBOR Loan prior to the last day of the then applicable Interest Period and has not repaid it and has the right to convert or refund it, such Loan shall automatically be refunded on such day as a Reference Loan of equal principal amount.

    2.9. INABILITY TO DETERMINE CD RATE OR LIBO RATE. If the Agent determines (which determination shall be made in good faith and shall be conclusive and binding upon the Company in the absence of manifest error) that (i) by reason of circumstances then affecting the secondary market for the purchase of certificates of deposit or inter-bank Eurodollar markets, adequate and reasonable means do not or will not exist for ascertaining the CD Rate or the LIBO Rate applicable to any CD Loan or LIBOR Loan, (ii) secondary market bid rates are not available to any Bank for certificates of deposit of relevant amounts and for the relevant Interest Period of a CD Loan, or (iii) Dollar deposits in the relevant amounts and for the relevant Interest Period of a LIBOR Loan are not available to any Bank in the inter-bank Eurodollar markets, or any Bank determines (which determination shall be made in good faith and shall be conclusive and binding upon the Company in the absence of manifest error), and notifies the Agent of such determination, that the CD Rate or LIBO Rate will not adequately and fairly reflect the cost to such Bank of maintaining or funding its CD Loans or LIBOR Loans for such Interest Period, then the Agent shall forthwith give notice (a "Rate Notice") of such determination to the Company, whereupon, until the Agent shall notify the Company that the circumstances giving rise to such suspension no longer exist, (1) the obligations of each Bank to make CD Loans or LIBOR Loans, as appropriate, shall be suspended and (2) the Company shall repay in full, without the Prepayment Penalty, the then outstanding principal amount of the CD Loans or LIBOR Loans affected, together with accrued interest thereon, on the last day of the then current Interest Period for such CD Loans or LIBOR Loans. Unless the Company notifies the Agent to the contrary within two (2) Business Days after receiving a Rate Notice from the Agent pursuant to this Section 2.9, the Company shall, concurrently with repaying the CD Loans or LIBOR Loans pursuant to this subsection, be deemed to have requested and received, in an equal principal amount from each Bank, (A) for any date prior to and including July 31, 1992, Federal Funds Loans for an Interest Period of the lesser of 1 month or the remaining time period through July 31, 1992 and (B) for any date after July 31, 1992, Reference Loans.

    2.10. ILLEGALITY. Notwithstanding any other provisions herein, if, after the Effective Date, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Body charged with the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impracticable, in the reasonable judgment of any Bank, for such Bank to make, maintain or fund CD Loans or LIBOR Loans as contemplated by this Agreement, (i) the obligations of the Banks hereunder to make CD Loans or LIBOR Loans shall forthwith be cancelled, (ii) Loans which would otherwise be made by the Banks as CD Loans or LIBOR Loans shall be made instead as Reference Loans, and (iii) the Company shall pay in full, without the Prepayment Penalty, the then outstanding principal amount of all CD Loans or LIBOR Loans made by the Banks together with accrued interest, on either (A) the last day of the then current Interest Period if such Bank may lawfully continue to fund and maintain such CD Loans or LIBOR Loans to such day or (B) immediately if such Bank may not lawfully continue to fund and maintain such CD Loans or LIBOR Loans to such day. Unless the Company notifies the Agent to the contrary within two (2) Business Days after receiving a notice from such Bank pursuant to this subsection, the Company shall, concurrently with repaying the CD Loans or LIBOR Loans pursuant to this subsection, be deemed to have requested and received Reference Loans in an equal principal amount from the Banks. If circumstances subsequently change so that such Bank is not further affected, such Bank shall so notify the Company of such change and the Banks' obligations to make and continue CD Loans or LIBOR Loans shall be reinstated upon written request of the Company.

    2.11. PAYMENTS; REMISSION OF FUNDS. Each payment (including any prepayment and all fees due hereunder) to be made hereunder by the Company to any Bank or the Agent shall be made by either wire transfer to First Bank National Association, ABA Number 091000022, Minneapolis, Minnesota, Attn: Commercial Loan Operations; Referencing Loan Account Number 6451701000 or by charging the Company's Account Number 602-3347-898 maintained with the Agent. The Company hereby irrevocably authorizes the Agent to make such charges against its account. On the same Business Day on which the Agent has received any such payment, the Agent shall remit to each Bank entitled to receive such payment such Bank's ratable share thereof in accordance with the payment instructions set forth in Exhibit C hereto, as such instructions may from time to time be changed by written notice from a Bank to the Agent. Each remission of funds to be made by the Agent or any Bank hereunder to the Company shall be made, in the absence of instructions from the Company to the contrary, to the Company in Immediately Available Funds, in the case of the Agent, by depositing such funds in Account Number 602-3347-898 maintained by the Company with the Agent and, in the case of each Bank, by wire transfer to First Bank National Association ABA Number 091000022, Minneapolis, Minnesota, Attn: Commercial Loan Operations; Referencing Loan Account Number 6451701000 (for credit of the Company's Account Number 602-3347-898). If any payment of principal of or interest on any Note becomes due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation on such principal amount.

    2.12. INTEREST ON OVERDUE PAYMENTS. If all or any portion of the principal of any Loan shall not be paid when due, such past due amount, to the extent permitted by applicable law, shall bear interest from the due date thereof until paid at a floating rate 2% above the Applicable Reference Rate from time to time in effect. Such interest shall be payable upon demand.

    2.13. MANDATORY PREPAYMENTS. If at any time Aggregate Outstandings owed all of the Banks exceed the Aggregate Commitment Amount, the Company shall promptly make a prepayment of amounts outstanding hereunder in an amount equal to such excess, which amounts shall be applied by the Agent in a manner to minimize the prepayment of any Fixed Rate Loan, but all such prepayments of Fixed Rate Loans shall be accompanied by the applicable Prepayment Penalty.

    2.14. CAPITAL ADEQUACY. In the event that any Bank shall have determined that the adoption of any law, treaty, governmental (or quasi-govern-mental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction, does or shall have the effect of reducing the rate of return (by an amount such Bank deems material) on such Bank's capital or the capital of its parent corporation as a consequence of the Commitment and/or the Loans to a level below that which such Bank or its parent corporation could have achieved but for such adoption, change or compliance, then the Company shall, within 10 days after written notice and demand from such Bank, pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction. A certificate shall accompany such demand as to the amount of any such reduction (including calculations in reasonable detail showing how such Bank computed such reduction and a statement that such Bank has not allocated a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or extensions of credit that are affected similarly by such compliance by such Bank, whether or not such Bank allocates any portion of such reduction to such other commitments or credit extensions). Any determination by a Bank under this Section and any certificate as to the amount of such reduction given to the Company by such Bank shall be final, conclusive and binding for all purposes, absent error.

    2.15. CHANGE IN LAWS. In the event that any Bank shall have determined (which determination shall be presumed to be correct until the contrary shall have been established) that a change (including a change in governmental or judicial interpretation or applicability) in any application of law or governmental regulation or order (except as described in Section 2.14 above) has increased the cost to such Bank of maintaining any Loan or has reduced any amount receivable by such Bank in respect of any Loan, then, upon demand by such Bank, the Company agrees to pay to such Bank such additional amount or amounts as would compensate such Bank for such increased cost or reduction. If any such change in any applicable law or governmental regulation or order has increased the cost to such Bank of maintaining any CD Loan or LIBOR Loan, then the Company may prepay in full, without the Prepayment Penalty, the then outstanding principal amount of the Fixed Rate Loan or Loans affected by such change.

    2.16. FUNDING LOSSES. The Company shall compensate any Bank, upon its written request, for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry CD Loans or LIBOR Loans to the extent not recovered by such Bank in connection with the re-employment of such funds) which such Bank may sustain:
(a) if for any reason, other than a default by such Bank, a borrowing of a CD Rate Loan or LIBOR Loan does not occur on the date specified therefor in the Company's request or notice as to such Loan under Section 2.2 or 2.8, or (b) if, for whatever reason (including, but not limited to, acceleration of the maturity of Loans following an Event of Default), any repayment of a CD Rate Loan or LIBOR Loan, or a conversion pursuant to Section 2.10, occurs on any day other than the last day of the Interest Period applicable thereto. Such Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

    2.17.  FEES.

        (a) The Company agrees to pay to the Agent for the account of each Bank a commitment fee ("Commitment Fee") for the period from the Effective Date to and including the earlier of the day on which the Banks' Commitments are terminated or the Termination Date, payable quarterly in arrears on the last Business Day of each of the Company's fiscal quarters, commencing on October 31, 1991 in an amount equal to:

           (i) for the period from July 31, 1991 through July 31, 1992, .25 of 1% per annum (computed on the basis of actual days in the fiscal quarter of determination and a year of 360 days) of the Average Unused Commitment Amount, and

           (ii) for the period from August 1, 1992 through the Termination Date, .35 of 1% per annum (computed on the basis of actual days in the fiscal quarter of determination and a year of 360 days) of the Average Unused Commitment Amount.

        (b) The Company agrees to pay to the Agent an Agent's fee of $5,000 per annum, in advance. The fee shall be paid no later than the day the Company delivers the Notes to the Agent pursuant to Section 4.1(a) hereof, July 31, 1992, and each subsequent July 31 that is more than one day prior to the Termination Date.

        (c)   The  Company  agrees  to  reimburse  the  Agent  for  all  of  its out-of-pocket expenses (including, without limitation, all telephone, telecopier, telex and copying charges) incurred in connection with the making and administering of the Loans and incurred in its capacity as Agent. The Company shall make such reimbursement within ten Business Days of the Company's receipt from the Agent of a statement therefor.

    2.18. NATURE OF EACH BANK'S OBLIGATIONS. The failure, refusal or inability of any Bank to make a Loan or to be made by it on the relevant Borrowing Date shall not relieve any other Bank of its obligation to make such Loan to be made by it on such Date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

    2.19. TELEPHONIC NOTICES. The Company and each Bank acknowledges that the agreement of the Agent herein to receive and give certain notices specified herein by telephone or facsimile is for the convenience of the Company. The Agent shall be entitled to rely on the authority of the person purporting to be the person authorized by the Company or any Bank to give any notice hereunder, and the Agent shall have no liability to the Company or any Bank on account of any action reasonably taken by the Agent in reliance upon such telephonic or facsimile notice. Each Bank shall be entitled to rely on the authority of the person purporting to be the person authorized by the Agent or the Company to give any notice hereunder, and no Bank shall have any liability to the Agent or the Company on account of any action reasonably taken by such Bank in reliance upon such telephonic or facsimile notice.

    2.20. SHARING OF EXCESS PAYMENTS. If any Bank shall receive and retain any Excess Payment, then such Bank shall purchase from the other Banks for cash and at face value and without recourse such participation in the Notes and other indebtedness under this Agreement held by such other Banks as shall be necessary to cause such Excess Payment to be shared ratably such that no Bank shall retain any Excess Payment; PROVIDED, that if such Excess Payment or part thereof is thereafter recovered from such purchasing Bank, such purchase from the selling Banks shall be rescinded ratably and each such selling Bank shall repay to such purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such selling Bank's ratable share (according to the proportion of (i) the amount of such selling Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount payable by such purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from the other Bank pursuant to this Section 2.20 may, to the fullest extent permitted by law, exercise all its right of payment (including, to the extent permitted by applicable law, the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

    2.21. DISCRETION OF BANK AS TO MANNER OF FUNDING. Each Bank shall be entitled to fund and maintain its funding of CD Loans and LIBOR Loans in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.16) shall be made as if such Bank had actually funded and maintained each CD Loan and LIBOR Loan during the Interest Period for such Loan through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Applicable CD Rate or the Applicable LIBO Rate, as the case may be, for such Interest Period.

    2.22. SETOFF. The Company hereby affirms and agrees that each Bank shall be entitled to exercise all rights of setoff if an Event of Default shall have occurred.

    SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Banks to enter into this Agreement and to make the Loans contemplated in
Section 2 hereof, the Company hereby makes the following representations and warranties to the Agent and to each Bank:

    3.1. EXISTENCE AND POWER. The Company and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the character of the Property owned and leased by it therein or the transaction of its business makes such qualification necessary except for such jurisdictions where the failure to be in such standing and so authorized will not materially adversely affect the financial condition, business or operations of the Company and its Consolidated Subsidiaries, taken as a whole, or prevent the enforcement of contracts entered into. All subsidiaries are properly described in Exhibit G hereto.

    3.2. AUTHORITY. The Company has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement, to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes, and to incur the obligations provided for herein and therein, and the execution, delivery and performance of this Agreement and the Notes have been duly authorized by all necessary corporate action of the Company; and no consent or approval of, or exemption by, any Governmental Body is required to authorize, or is required in connection with the execution and delivery of, and performance by the Company of its obligations under, this Agreement or the Notes or is required as a condition to the validity or enforceability of this Agreement or the Notes.

    3.3. BINDING AGREEMENT. This Agreement constitutes, and each of the Notes when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

    3.4. LITIGATION. There are no actions, suits or arbitration proceedings (whether or not purportedly on behalf of the Company or any Material Subsidiary) pending or, to the knowledge of the Company, threatened against the Company or any Material Subsidiary, or maintained by the Company or any Material Subsidiary, in law or in equity before any Governmental Body which (i) relate to applicable environmental or occupational safety and health standards or alleged violations thereof or (ii) individually or in the aggregate are likely (to the extent not covered by insurance) to result in a material adverse change in the consolidated financial condition of the Company and its Consolidated Subsidiaries, except as disclosed in the Company's annual report on Form 10-K for the year ending January 31, 1991, or its quarterly reports on Form 10-Q for the fiscal quarters ending April 30, 1991 and July 31, 1991, to the Securities and Exchange Commission, Exhibit I hereto or as otherwise disclosed in writing to the Banks prior to the Effective Date. There are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Material Subsidiary which call into question the validity or enforceability of this Agreement or any of the Notes or any document delivered in connection herewith or therewith, or any action to be taken in connection with the transactions contemplated hereby or thereby.

    3.5. NO CONFLICTING AGREEMENTS. Neither the Company nor any Material Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound, the effect of which could reasonably be expected to have a material adverse effect on the business or operations of the Company and its Consolidated Subsidiaries taken as a whole, except as disclosed in the Disclosure Schedule or as otherwise disclosed in writing to the Banks. No provision of (i) the articles of incorporation or bylaws of the Company or any Material Subsidiary, (ii) any existing mortgage or indenture, (iii) any other contract or agreement, (iv) any statute, rule or regulation, or (v) any judgment, decree or order, in any case binding on the Company or any Material Subsidiary or affecting the Property of the Company or any Material Subsidiary,
(A) conflicts with, (B) requires any consent under, or (C) would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement or the Notes. The execution and delivery of this Agreement and the Notes and borrowing of money thereunder will not constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Company or any Material Subsidiary pursuant to the terms of any mortgage, indenture, contract, or agreement binding on the Company or any Material Subsidiary or affecting the Property of the Company or any Material Subsidiary.

    3.6. TAXES. The Company and each Consolidated Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, and no tax liens have been filed and no claims are being asserted with respect to such taxes which are required by Generally Accepted Accounting Principles to be reflected in the Financial Statements and are not so reflected therein. The last audit of the Company by the Internal Revenue Service has been completed through the period ending January 31, 1987. The charges, accruals and reserves on the books of the Company and each Consolidated Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Company to be adequate, and the Company knows of no unpaid assessment which is due and payable against the Company or any Consolidated Subsidiary, except (a) those not yet delinquent, (b) those not substantial in aggregate amount, or (c) those involving taxes and assessments which are involved in a good faith dispute with respect to tax or other matters.

    3.7. FINANCIAL STATEMENTS. The Company has heretofore delivered to each Bank (a) copies of the consolidated balance sheet of the Company as of January 31, 1991, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended, and (b) copies of the consolidated balance sheet of the Company as of July 31, 1991, and the related consolidated statements of income and cash flows for the six months ending on said date (the statements in (a) and (b) above being sometimes referred to herein as the "Financial Statements"). The Financial Statements set forth in clause (a) above were audited and reported on by the Accountants. The Financial Statements fairly present the consolidated financial condition and the consolidated results of operations of the Company as of the dates and for the periods indicated therein, and the Financial Statements have been prepared in conformity with Generally Accepted Accounting Principles (except as disclosed in the notes thereto). As of the Effective Date, except (i) as reflected in the Financial Statements specified in (a) above or in the footnotes thereto or (ii) as disclosed in the Disclosure Schedule or as otherwise disclosed in writing to the Banks prior to the Effective Date, neither the Company nor any Material Subsidiary has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which is material to the Company and the Consolidated Subsidiaries on a consolidated basis and which, in accordance with Generally Accepted Accounting Principles consistently applied, should have been recorded or disclosed in such Financial Statements and were not, other than those incurred in the ordinary course of their respective businesses since the date of such Financial Statements. Since January 31, 1991 to the Effective Date (i) the Company and each Material Subsidiary has conducted its business only in the ordinary course, and (ii) there has been no adverse change in the financial condition of the Company and its Consolidated Subsidiaries taken as a whole which is material to the Company and its Consolidated Subsidiaries on a consolidated basis, except as set forth in the Company's annual report on Form 10-K for year ending January 31, 1991, or its quarterly reports on Form 10-Q for the fiscal quarters ending April 30, 1991 and July 31, 1991, to the Securities and Exchange Commission or as disclosed in writing to the Banks prior to the Effective Date; and there has been no material adverse change in their consolidated financial condition from the most recent consolidated financial statements of the Company and its Consolidated Subsidiaries which have been furnished to the Banks pursuant to this Agreement, except as disclosed in writing to the Banks.

    3.8. COMPLIANCE WITH APPLICABLE LAWS. Neither the Company nor any Material Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body which default would have a material adverse effect on the financial condition, operations or Property of the Company and its Consolidated Subsidiaries on a consolidated basis except as disclosed in the Disclosure Schedule or as otherwise disclosed in writing to the Banks. The Company and each Material Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA and applicable environmental, occupational, safety and health and other labor laws, of all Governmental Bodies, a violation of which could reasonably be expected to have a material adverse effect on the financial condition, operations or Property of the Company and its Consolidated Subsidiaries on a consolidated basis except as disclosed in the Disclosure Schedule or as otherwise disclosed in writing to the Banks.

    3.9.    GOVERNMENTAL  REGULATIONS.   Neither  the Company  nor  any Material
Subsidiary is subject to any statute or regulation which regulates the incurring by the Company of indebtedness for borrowed money.

    3.10. PROPERTY. The Company and each Material Subsidiary has good and valid title to, or good and valid leasehold interests in, all of its Property, which is material to the Company and its Consolidated Subsidiaries taken as a whole and such Property is subject to no Liens, except the Permitted Liens. All existing Permitted Liens are accurately listed on Exhibit H hereto.

    3.11. FEDERAL RESERVE REGULATIONS. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used to purchase or carry margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Body, including, without limitation, the provisions of Regulations G, T, U, or X of said Board, as amended.

    3.12. NO MISREPRESENTATION. No representation or warranty contained herein or in any document to be executed and delivered in connection herewith and no certificate or report furnished or to be furnished by the Company or any Material Subsidiary in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained (taken as a whole) not misleading in the light of the circumstances under which made.

    3.13. PLANS. Each Plan established, maintained or participated in by the Company and each Material Subsidiary is in material compliance with the applicable provisions of ERISA and the Code, and the Company and each Material Subsidiary has filed all material reports required to be filed by ERISA and the Code with respect to any Plan. The Company and each Material Subsidiary currently meets all material requirements imposed by ERISA and the Code with respect to the funding of all Plans. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Plan to be terminated by the PBGC under circumstances which would cause the Company to incur a material liability under Title IV of ERISA. Since the effective date of ERISA, no Reportable Event has occurred with respect to any Plan and no Plan has been terminated in whole or in part. No withdrawals from any Plans have occurred which could subject the Company or any of its Material Subsidiaries to any material liability.

    3.14. ENVIRONMENTAL, HEALTH AND SAFETY LAWS. There does not exist any violation by the Company or any Subsidiary of any applicable local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Company or a Subsidiary or which would require a material expenditure by the Company or such Subsidiary to cure. Neither the Company nor any Subsidiary has received any notice to the effect that any of its operations or properties are not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

    3.15. RETIREMENT BENEFITS. Under the accounting rules proposed as of the date of this Agreement by the Financial Accounting Standards Board with respect thereto, the present value of the expected cost to the Company and the Material Subsidiaries of post-retirement medical and insurance benefits with respect to employees, as estimated by the Company in accordance with procedures and assumptions deemed reasonable by the Agent does not exceed $1,000,000.

    SECTION 4.  CONDITIONS PRECEDENT.

    4.1. INITIAL LOANS. In addition to the applicable requirements set forth in Section 4.2 hereof, the obligation of each Bank to make its initial Loan hereunder shall be subject to the fulfillment of the following conditions precedent:

        (a) The Company shall have executed and delivered to the Agent for the account of each Bank the Notes.

        (b) The Agent shall have received a (with a photocopy for each Bank) certificate of good standing for the Company from the Secretary of State of Minnesota.

        (c) The Agent shall have received (with a signed copy for each Bank) the signed certificate of the President or a Vice President and the Secretary or an Assistant Secretary of the Company, dated the date of the initial Loan hereunder, certifying as to (i) a true and correct copy of resolutions adopted by the Board of Directors (or the duly empowered Executive Committee of the Board of Directors) of the Company authorizing the execution, delivery and performance by the Company of this Agreement and the Notes and authorizing the issuance by the Company of such Notes in the manner and for the purpose contemplated by this Agreement, (ii) a true and correct copy of the articles of incorporation and the by-laws of the Company as in effect on such date, and (iii) the incumbency and specimen signatures of officers of the Company executing or authorized to execute this Agreement, the Notes and any other documents delivered to the Agent in connection with this Section 4.

        (d) The Agent shall have received (with a signed copy for each Bank) the signed opinion of counsel for the Company, dated the date of the Notes, in the form of Exhibit D hereto, with such changes (if any) therein as shall be acceptable to the Agent and Special Counsel, and as to such other matters as the Agent may reasonably request.

        (e) The Agent shall have received the following schedules: Disclosure (including conflicting agreements, compliance with applicable laws), Subsidiaries, Permitted Liens and Litigation (respectively, Exhibits B, G, H and I hereto).

        (f) The representations and warranties contained in this Agreement shall be true, correct and complete in all material respects as of the date of the initial Loan.

        (g) The Company shall have delivered to the Agent copies of the certificates of insurance evidencing the insurance coverage of the Company.

    4.2. ALL LOANS. The obligation of each Bank to make any Loan is subject to the fulfillment of the following conditions precedent:

        (a) On each Borrowing Date, and after giving effect to the Loans to be made on any such Date; (i) there shall exist no Default or Event of Default;
    (ii) the representations and warranties contained in this Agreement shall be true, correct and complete in all material respects on and as of such date to the extent as though made on and as of such date, except with respect to any representation or warranty which specifically refers to an earlier date; and (iii) there has been no adverse change in the financial condition of the Company and its Consolidated Subsidiaries taken as a whole since the last fiscal quarter reported on to the Agent pursuant to Section 5.6 which is material to the Company and its Consolidated Subsidiaries on a consolidated basis.

        (b) All documents required by the provisions of this Agreement to be executed or delivered to the Agent on or before the applicable Borrowing Date, shall have been executed and shall have been delivered to the Agent at its Minneapolis office, or at such other place designated by the Agent from time to time, on or before such Date.

        (c) The requested Loan does not exceed the Unused Commitment Amount.

    SECTION 5. AFFIRMATIVE COVENANTS. The Company covenants and agrees that, on and after the Effective Date, and until the later of the termination of the Commitments or the payment in full of all of its obligations under each Note and performance of all other obligations of the Company hereunder and subject to the conditions stated herein, the Company will:

    5.1. PRESERVATION OF CORPORATE EXISTENCE, ETC. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) of the Company and each Material Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Material Subsidiary and that the loss thereof will not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole.

    5.2. TAXES. Pay, or provide adequate reserves or obtain adequate indemnity for the payment of, and will cause each Consolidated Subsidiary to pay or provide adequate reserves or obtain adequate indemnity for the payment of, all taxes and assessments payable by it which become due, other than those not yet delinquent and other than those not substantial in aggregate amount or being contested in good faith and other than those involving foreign taxes and assessments which are involved in a good faith dispute with respect to tax or other matters.

    5.3. INSURANCE. (i) Maintain, and cause each Consolidated Subsidiary to maintain, insurance (to the extent insurance is available on a commercially reasonable basis with reputable insurance carriers) on such of its Property, against such risks, and in such amounts as is customarily maintained by similar businesses of similar size with respect to Properties of similar character; or
(ii) in lieu thereof, in the case of itself or of any one or more Material Subsidiaries, maintain or cause to be maintained a system or systems of self-insurance which will accord with the practices of companies owning or operating Properties of a similar character.

    5.4. MAINTENANCE OF PROPERTIES. Cause all Properties used or useful in the conduct of its business or the business of a Consolidated Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 5.4 shall prevent the Company from discontinuing the operation or maintenance, or both the operation and maintenance, of any of such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Consolidated Subsidiary and would not result in a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole.

    5.5. COMPLIANCE WITH LAWS, ETC. Not violate any laws, rules, regulations, or governmental orders, including, without limitation, those relating to environmental and occupational safety and health standards, to which it is subject, which violation could reasonably be expected to have a material and adverse affect on the business, properties, assets, operations, condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole; and not permit any Material Subsidiary to violate any laws, rules, regulations, or governmental orders which violation could reasonably be expected to have a material and adverse affect on the consolidated financial condition of the Company and its Consolidated Subsidiaries.

    5.6.  FINANCIAL STATEMENTS AND OTHER INFORMATION.  Furnish to each Bank:

        (a) INTERIM REPORTS. Within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, its Form 10-Q for said period, certified, subject to changes resulting from year-end audit adjustments, by a financial officer of the Company and within 45 days after the end of each of its fiscal quarters, a completed Compliance Certificate signed by a financial officer of the Company;

        (b) ANNUAL REPORTS. Within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year, and the related consolidated statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the consolidated figures set forth by the Company for comparative purposes in its Form 10-K for said period, accompanied by, the opinion (which is not qualified as a result of a limitation on the scope of the audit or nonconformity with Generally Accepted Accounting Principles), thereon of the Accountants, which opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and shall be based upon an examination by such Accountants of the relevant accounts;

        (c) REPORTS TO SEC AND TO STOCKHOLDERS. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders, and of all regular and periodic reports filed by the Company or any of its Material Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions;

        (d) NOTICE OF DEFAULT. Forthwith upon any principal officer of the Company obtaining knowledge of the occurrence of a Default or an Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto;

        (e) NOTICE OF LITIGATION. Forthwith upon any principal officer of the Company obtaining knowledge, notice of the commencement of or the threatened commencement of any litigation, investigation or proceeding by any Person against the Company or any Consolidated Subsidiary in which the amount in controversy exceeds $5,000,000 or the aggregate of all amounts in controversy exceeds $7,000,000; and

        (f)    OTHER  INFORMATION.    With  reasonable  promptness,  such  other
    information and data with respect to the Company or any of its Consolidated Subsidiaries as from time to time may be reasonably requested by any Bank.

    5.7. INSPECTIONS; DISCUSSIONS. Permit any authorized representatives designated by the Agent (on behalf of Majority Banks) or any Bank, at the Banks' or such Bank's expense, to make reasonable inspections of any of the Properties of the Company or any of its Consolidated Subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers all at such reasonable times and as often as may be reasonably requested by such Bank; PROVIDED, that, if required by the Company, the Agent or any such Bank, as applicable, shall, as a condition to being permitted to make any such inspection, state to the Company in writing that the same is being made solely in order to assist the Agent or such Bank in evaluating its interest in the Notes or its rights and obligations hereunder.

    5.8. BOOKS AND RECORDS. Maintain, and cause each of its Consolidated Subsidiaries to maintain, a system of accounting established and administered in accordance with Generally Accepted Accounting Principles applied on a consistent basis, and set aside, and cause each of its Subsidiaries to set aside, on its books all such proper reserves as shall be required by Generally Accepted Accounting Principles.

    5.9. USE OF PROCEEDS. Use the proceeds of the Loans hereunder for working capital and general corporate purposes not otherwise inconsistent with the provisions of this Agreement.

    5.10. MERGERS AND ACQUISITIONS. In the event that the Company or any Subsidiary merges or consolidates with, or acquires another Person, the Company or such Subsidiary shall be the surviving corporation. The Company shall promptly notify the Agent of any proposed consolidations with or merger into any other Person and any proposed acquisition of any other Person if the purchase price of the assets of such Person being acquired, consolidated with or merged into is in excess of $15,000,000. Before such proposed merger, consolidation or acquisition is completed, the Company shall provide to the Agent such reasonably detailed information which shows, to the best of its knowledge, that such transaction, when completed, will not cause a Default or an Event of Default and shall provide the Agent with any additional information reasonably requested by the Agent.

    5.11. ERISA. The Company will maintain, and cause each Material Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

    5.12. ENVIRONMENTAL MATTERS; REPORTING. The Company will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the Company and the Subsidiaries as a consolidated enterprise. The

Company will give the Agent prompt written notice of any violation as to any environmental matter by the Company or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result which could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Company or any Subsidiary which are material to the operations of the Company or such Subsidiary, or (b) which will or threatens to impose a material liability on the Company or such Subsidiary to any Person or which will require a material expenditure by the Company or such Subsidiary to cure any alleged problem or violation.

    SECTION 6. NEGATIVE COVENANTS. The Company covenants and agrees that, on and after the Effective Date and until the later of the termination of the Commitments or the payment in full of all of its obligations under each Note and the performance of all other obligations of the Company hereunder, and subject to the conditions stated herein, the Company will not:

    6.1.   CONSOLIDATED NET  INCOME.   Permit,  at the  end of  any  Measurement
Period, Consolidated Net Income for such Measurement Period to be zero or less than zero.

    6.2. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Permit, at the end of any fiscal quarter, its Consolidated Tangible Net Worth to be less than the sum of $90,000,000 plus 50% of the sum of Consolidated Net Income for each fiscal quarter after January 31, 1991 through the date of determination.

    6.3. CASH FLOW. Permit, as of the last day of any Measurement Period, the ratio of (a) Cash Available for Debt Service to (b) Consolidated Debt Service, to be less than 1.75 to 1.00.

    6.4. DEBT TO NET WORTH. Permit, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) Consolidated Interest Bearing Debt plus (ii) Contingent Liabilities to (b) Consolidated Tangible Net Worth to exceed .60 to 1.00.

    6.5. NATURE OF BUSINESS. Engage, or permit any of its Consolidated Subsidiaries to engage, in any business that would substantially change the general nature of the business conducted by the Company and its Consolidated Subsidiaries, taken on a consolidated basis, on the Effective Date.

    6.6. LIENS. Except for Permitted Liens, create, incur, assume or suffer to exist any Lien against or in any of the Property now owned or hereafter acquired by the Company or any Consolidated Subsidiary, or permit any Consolidated Subsidiary so to do.

    6.7. PLANS. The Company will not permit, and will not allow any Material Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Company or a Material Subsidiary; and the Company will not permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $1,000,000.

    SECTION 7.  DEFAULT.

    7.1. EVENTS OF DEFAULT. The following shall each constitute an "Event of Default" hereunder:

        (a)  Default in the payment when due of any amount owing by the Company:
    (i) under any of the Notes in respect of the principal thereof or interest thereon; (ii) of any Commitment Fee; or (iii) any other amount due under this Agreement; or

        (b) Default shall be made in the due observance or performance by the Company of any term, covenant or agreement in Section 6.1, 6.2, 6.3 or 6.4 hereof and such Default shall have continued unremedied for a period of five days after the Agent (upon instruction of Majority Banks) notifies the Company in writing of such Default; or

        (c) Default shall be made in the due observance or performance by the Company of any other term, covenant, or agreement on its part to be performed or observed under this Agreement

    (and not constituting an Event of Default under any other clause of this Section 7.1) and, such Default shall have continued unremedied for a period of 30 days after the Agent (upon instruction of Majority Banks) notifies the Company in writing of such Default; or

        (d) Any representation or warranty made by the Company herein, or in any certificate, report, opinion, or notice delivered or to be delivered pursuant hereto shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

        (e) The Company, any Consolidated Subsidiary, or CLC shall default (subject to applicable notice or grace periods) in the payment when due of any principal of or interest on any indebtedness for borrowed money whether such indebtedness now exists or shall hereafter be created, or any event of default (with respect to the Company, any Consolidated Subsidiary, or CLC) as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of, or guaranteed by, the Company, any Consolidated Subsidiary, or CLC shall occur and shall permit such indebtedness to be accelerated; or

        (f) The Company or any Material Subsidiary shall: (i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or (iv) file a voluntary petition in bankruptcy, or (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (vi) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (vii) have commenced against it any such proceeding which remains undismissed for a period of 60 days, or (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (x) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Company; or

        (g) Any bankruptcy reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Company or any Material Subsidiary, and, if instituted against the Company or a Material Subsidiary, shall have been consented to or acquiesced in by the Company or such Material Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Company or such Material Subsidiary and remain unstayed on appeal for 60 days; or

        (h) There shall be entered against the Company or any Consolidated Subsidiary one or more judgments or decrees in an aggregate amount at any one time outstanding in excess of $5,000,000, excluding those judgments or decrees that shall have been satisfied, vacated, discharged, or stayed or bonded pending appeal, which stay or bond shall have been effective on or before the date on which the time for appeal from the judgment or order has expired; or

        (i) With respect to any Plan (other than a multiemployer Plan) as to which the Company or any Related Person to the Company may have any liability, there shall exist, for a period of 30 days, a deficiency which is material to the consolidated financial condition of the Company and its Consolidated Subsidiaries in the Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan, and (x) steps are undertaken to terminate such Plan or (y) such Plan is terminated or (z) any Reportable Event which presents a material risk of termination with respect to such Plan shall occur.

    Upon the occurrence of an Event of Default described in Sections 7.1(f) or 7.1(g), the Commitments shall terminate and the obligations of the Company under this Agreement and all of the Notes shall become immediately due and payable without declaration or notice to the Company. During the existence of any other Event of Default, the Agent, at the direction of the Majority Banks, shall notify the Company that the Commitments have been terminated and/or that the obligations of the Company under all of the Notes have been declared immediately due and payable in which event the Commitments shall be terminated and/or the obligations of the Company under all of the Notes shall be immediately due and payable. Except for the notice provided for in the preceding sentence, the Company hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. The Company hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or the Notes.

    If the Commitments shall have been terminated or the obligations of the Company under this Agreement and all of the Notes shall have been declared due and payable pursuant to the provisions of this Section 7.1, the Banks agree, by and among themselves, that any funds received after such termination from or on behalf of the Company by the Agent or any of the Banks (except funds received by any Bank as a result of a purchase pursuant to the provisions of Section 2.19 hereof) shall be remitted to the Agent if received by any Bank and applied by the Agent in the following manner and order:

        (a) first, to reimburse the Agent and the Banks for any expenses due from the Company pursuant to the provisions of Section 12 hereof;

        (b) second, to the payment to each Bank of its Pro Rata Share of accrued and unpaid interest on the outstanding Loans;

        (c) third, to the payment to each Bank of its Pro Rata Share of the outstanding unpaid principal balance of the Loans, in such order as the Agent in its sole discretion may determine; and

        (d) fourth, to the payment to each Bank and the Agent of any other amount owing under this Agreement or any of the Notes.

    If the obligations of the Company under all of the Notes shall have become, or been declared to be, due and payable pursuant to the provisions of this
Section 7.1, the Agent may, and, upon the direction of the Majority Banks shall, proceed to enforce the rights of the holders of the Notes, by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in this Agreement or the Notes. The Agent shall be justified in failing or refusing to take any action hereunder.

    7.2. WAIVER OF DEFAULTS. Except as otherwise specifically provided by the provisions hereof, the Agent may, by written notice to the Company (if authorized by the Majority Banks, or in the event of a default in the payment of principal of or interest on any Note if authorized by all of the Banks) on behalf of the Banks, at any time and from time to time, waive in whole or in part, and absolutely or conditionally, any Event of Default which shall have occurred hereunder or under the Notes. Any such waiver shall be for such period and subject to such conditions or limitations as shall be specified in any such notice. In the case of any such waiver, the rights of the Company, the Banks and the Agent under this Agreement and the Notes shall be otherwise unaffected, and any Event of Default so waived shall be deemed to be cured and not continuing to the extent and on the conditions or limitations set forth in such waiver, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right, remedy or power consequent thereupon. The Company may take any action prohibited, or omit to perform any act required to be performed, under this Agreement and the Notes if it shall have obtained the written waiver with respect thereto signed by the Agent and containing a representation therein that such waiver has been authorized in accordance with the provisions of this Section 7.2 and Section 10 hereof.

    SECTION  8.    THE AGENT.    The Banks  and  the  Agent agree  by  and among
themselves that:

    8.1. APPOINTMENT. First Bank National Association is hereby designated the Agent by each of the other Banks to perform such duties on behalf of the other Banks and itself, and to have such powers, as are set forth herein and as are reasonably incidental thereto.

    8.2. DELEGATION OF DUTIES, ETC. The Agent may execute any of its duties and perform any of its powers hereunder by or through agents or employees, and shall be entitled to consult with legal counsel and any accountant selected by it. Any action taken or omitted to be taken or suffered in good faith by the Agent in accordance with the opinion of such counsel or accountant shall be full justification and protection to it.

    8.3. INDEMNIFICATION. Each Bank hereby indemnifies the Agent in its capacity as such, to the extent not reimbursed by the Company, in its Pro Rata Share, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent.

    8.4. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken or suffered by it or them hereunder or in connection herewith, except that the Agent shall be liable for its own gross negligence or willful misconduct. The Agent shall not be liable in any manner for the effectiveness, enforceability, collectibility, genuineness, validity or the due execution of this Agreement or any Note, or for the due authorization, authenticity or accuracy of the representations and warranties herein and therein or in any other certificate, report, notice, consent, opinion, statement, or other document furnished or to be furnished hereunder or thereunder, and shall be entitled to rely upon any of the foregoing believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. The Agent shall be under no duty or responsibility to any Bank to ascertain or to inquire into the performance or observance by the Company or any Subsidiary of any of the provisions hereof or thereof. Each other Bank expressly acknowledges that the Agent has not made any representations or warranties to it and that no act taken by the Agent shall be deemed to constitute any representation or warranty by the Agent to any other Bank. Each Bank acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Company and each Subsidiary, and each Bank acknowledges that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Company and each Subsidiary, and that, in entering into this Agreement, and in making its Loans hereunder, it has not relied and will not rely upon any information or representations furnished or given by the Agent or any other Bank.

    8.5. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to all Loans made by it hereunder and any renewals, extensions or deferrals of the payment thereof and any Note issued to or held by it, the Agent shall have the same rights and powers hereunder as any Bank, and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise requires, include the Agent in its individual capacity.

    8.6. KNOWLEDGE OF DEFAULT. The Agent shall be entitled to assume that no Event of Default exists, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that an Event of Default exists and specifying the nature thereof.

    8.7. RESIGNATION OR REMOVAL OF AGENT. The Agent may at any time and, upon receipt of a written request from Banks having Commitment Amounts equal to at least 60% of the Aggregate Commitment Amount, will, by written notice to the Banks and the Company, resign its agency under this Agreement. No such resignation shall become effective unless and until a successor Agent under this Agreement is appointed, such successor to be appointed by the Majority Banks with the prior written consent of the Company; PROVIDED, that if such successor Agent is one of the Banks, then no such consent is required; and PROVIDED, FURTHER, that if no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may appoint any Bank a successor Agent which successor Agent shall be deemed to be acceptable to the Majority Banks and the Company. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations, under this Agreement. After the retiring Agent's resignation hereunder as Agent,
(a) each reference herein to a place for giving of notice or deliveries to the Agent shall be deemed to refer to the principal office of the successor Agent or such other office of the successor Agent as it may specify to each party hereto, and (b) the provisions of this Section 8 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by such retiring Agent while it was Agent under this Agreement.

    8.8. REQUESTS TO THE AGENT. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks, the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks.

    8.9. OTHER DEALINGS. The Agent (as a Bank) and any Bank, subject to the provisions of Section 2.19 hereof may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or other business with the Company or any other Person.

    8.10. CALCULATIONS. The Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Notes hereunder, fees or any other amounts due to the Banks under this Agreement, absent gross negligence or willful misconduct. In the event an error in computing any amount payable to any Bank is made, the Agent, the Company and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error.

    8.11. AVAILABILITY OF FUNDS. Unless the Agent shall have been notified by a Bank prior to any date proposed for a Loan hereunder that such Bank does not intend to make available to the Agent such Bank's Pro Rata Share of any Loan to be made on such date or any other sum required to be made available to the Agent by such Bank hereunder, the Agent may assume that such Bank has made such proceeds available to the Agent on such date, and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, from the Company) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on (but excluding) the date the Agent recovers such amount at a rate per annum equal to the applicable interest rate in respect of such Note.

    SECTION 9.  NOTICES.

    9.1. NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telex or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section
9.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.1, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated on Exhibit C hereto, and in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on such Exhibit C.

    9.2. NOTICES BY AGENT OR A BANK. In the event that the Agent or any Bank takes any action or gives any consent or notice provided for by this Agreement, notice of such action, consent or notice shall be given forthwith to all the Banks by the Agent or the Bank taking such action or giving such consent or notice, provided, that the failure to give any such notice shall not invalidate any such action, consent or notice in respect of the Company.

    SECTION 10. AMENDMENTS AND WAIVERS. With the written consent of the Majority Banks, the Agent and the Company may, subject to the provisions of this
Section 10, from time to time enter into agreements amendatory or supplemental hereto for the purpose of changing any provisions of this Agreement or the Notes, or changing in any manner the rights of the Banks, the Agent or the Company hereunder and thereunder, or waiving compliance with any provision hereof or thereof. No such amendatory or supplemental agreement or waiver shall, directly or indirectly, without the written consent of all of the Banks, (a) change the Aggregate Commitment Amount or the Commitment Amount of any Bank, (b) change the maturity of any Note or extend the Termination Date, or reduce the rate of interest of, change the time or manner of payment of, or the principal amount of, any Note, (c) change the amount of any fee or the time of payment thereof, (d) change the definition of "Majority Banks," (e) modify the provisions of Sections 6 hereof or (f) modify the provisions of this Section 10 or Section 7.2. Any such amendatory or supplemental agreement or waiver shall apply equally to each of the Banks and shall be binding on the Company and all of the Banks and the Agent. No provision hereof relating to the Agent shall be amended, modified, or waived without the written consent of the Agent. The Company shall be entitled to rely upon the provisions of any such amendatory or supplemental agreement or waiver if it shall have obtained any of the same in writing from the Agent who therein shall have represented that such agreement or waiver has been authorized in accordance with the provisions of this Section 10.

    SECTION 11.  OTHER PROVISIONS.

    11.1. SALE OF PARTICIPATIONS; ASSIGNMENTS. Each Bank shall have the right at any time to (a) sell undivided participation interests in all or any part of the Commitment and the Notes held by it or the obligations of the Company owing to such Bank under any of such Notes to one or more commercial banks, merchant banks, savings and loan associations or any other financial institutions and (b) transfer a portion or all of its Commitment or assign its interest in Notes held by it and the obligations of the Company under any such Notes to one or more parties that are not parties to this Agreement; PROVIDED, that (i) such Bank shall remain bound as set forth in any confidentiality agreement signed by it and such transferee or prospective transferee or assignee shall enter into a similar confidentiality agreement with the Company; (ii) such sale or assignment (unless, in the case of assignment, the Company and the Agent shall otherwise consent in writing, which consent shall not be unreasonably withheld) shall not relieve such Bank of any obligation or liability under this Agreement; (iii) such sale or assignment will not result in any increased cost to the Agent or the Company (unless, in the case of assignment, the Company and the Agent shall otherwise consent in writing, which consent shall not be unreasonably withheld);
(iv) such Bank shall (unless, in the case of assignment, otherwise consented to in writing by the Company and the Agent, which consent shall not be unreasonably withheld) make and receive all payments for account of its participants or
assignees  and  shall  retain  exclusively,  and  shall  continue  to   exercise
exclusively, all rights of approval, administration, waiver and amendment available under the Agreement and with respect to such Bank's Loans made pursuant to this Agreement and such Bank's Notes, even after giving effect to any such sale or assignment, and such Bank shall not, except with respect only to those items set forth in clauses (a),

(b) and (c) of Section 10 hereof, enter into any agreement with its participants or assignees that would require such Bank to obtain the consent or approval of any of its participants or assignees with respect to such rights, and make such arrangements with its participants or assignees as may be necessary to accomplish the foregoing; and (v) no such disposition shall, without the consent of the Company, which consent shall not be unreasonably withheld, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify the Notes under the blue sky law of any state.

    11.2. NO WAIVER OF RIGHTS BY THE BANKS. No failure on the part of the Agent or of any Bank to exercise, and no delay in exercising, any right or remedy hereunder or under the Notes shall operate as a waiver thereof, except as provided in Section 10 hereof, nor shall any single or partial exercise by the Agent or any Bank of any right, remedy or power hereunder or thereunder preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. The rights, remedies and powers provided herein and in the Notes are cumulative and not exclusive of any other rights, remedies or powers which the Agent or the Banks or any holder of any Note would otherwise have. Notice to or demand on the Company in any circumstance in which the terms of this Agreement or the Notes do not require notice or demand to be given shall not entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to take any other or further action in any circumstances without notice or demand.

    11.3. HEADINGS; PLURALS. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof or thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

    11.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart if signed by the party against whom the Agreement is being enforced.

    11.5. SEVERABILITY. Every provision of this Agreement and each Note is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

    11.6. INTEGRATION. All exhibits to this Agreement shall be deemed to be a part of this Agreement. This Agreement, the exhibits hereto and the Notes embody the entire agreement and understanding between the Company, the Agent and the Banks with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Company and the Agent and the Banks with respect to the subject matter hereof and thereof.

    11.7. SUCCESSORS AND ASSIGNS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. This Agreement shall be binding upon and inure to the benefit of the Banks, the Agent and the Company and their respective successors and assigns; PROVIDED, HOWEVER, that the Company may not assign or otherwise dispose of any of its rights hereunder. The Agent may assign its agency to another institution wholly owned by or under common ownership with Agent upon notice to all parties hereto. All covenants, agreements, warranties and representations made herein and in all certificates or other documents delivered in connection with this Agreement by or on behalf of the Company shall survive the execution and delivery hereof and thereof, and all such covenants, agreements, representations and warranties shall inure to the respective successors and assigns of the Banks and the Agent whether or not so expressed.

    11.8. APPLICABLE LAW. This Agreement and the Notes shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of Minnesota, without regard to principles of conflict of laws. THE COMPANY, THE AGENT AND THE BANKS WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY.

    11.9. INTEREST. At no time shall the interest rate payable on the Notes, together with the Commitment Fees to the extent such Fees are construed to constitute interest, exceed the maximum rate of interest permitted by applicable law.

    11.10. CHANGE IN ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the Financial Statements hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found herein the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such changes had not been made.

    11.11. TRANSFER OF NOTES. In the event that the holder of any Note (including any Bank) shall transfer such Note pursuant to the provisions of
Section 11.1 hereof, it shall immediately advise the Agent and the Company of such transfer; PROVIDED, HOWEVER, that the Company shall not be liable for any material increase in the amount which would have been payable by the Company under this Agreement and the Notes in the absence of such transfer; and PROVIDED, FURTHER, that the Agent and the Company shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Bank), unless and until the Agent and the Company shall have received written notice to the contrary. Subject to the provisions of Section 11.1 hereof, no Bank shall, by reason of the transfer of any Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Agent and the Company of written notice of such transfer, by each previous holder of such Note; and, except as expressly otherwise provided in such notice, the Agent and the Company shall be entitled conclusively to assume that the transferee named in such notice shall thereafter be vested with all rights and powers under this Agreement of the Bank named as the Person entitled to payment of the Note which is the subject of such transfer.

    11.12. CONSENT TO JURISDICTION. All actions or proceedings with respect to this Agreement may be instituted in any state or federal court of competent jurisdiction in the State of Minnesota, and by execution and delivery of this Agreement, the Company irrevocably and unconditionally submits to the nonexclusive jurisdiction of each such court, and irrevocably and unconditionally waives (a) any objection the Company may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. The Company agrees that so long as the Company shall be obligated to the Banks under this Agreement, the Company shall maintain duly appointed agents reasonably satisfactory to the Agent for the service of process in the State of Minnesota, and shall keep the Agent advised in writing of the identity and location of such agents. The failure of such agents to give notice to the Company of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

    11.13. CONFIDENTIALITY. Each Bank shall maintain in confidence and not publish, disseminate or disclose in any manner or to any Person and shall not use (x) any material nonpublic information relating to the Company and its Subsidiaries or (y) any technical, nonfinancial information, data or know-how which is identified as confidential by the Company, in either case which may be furnished pursuant to this Agreement, (hereinafter collectively called "Confidential Information"), subject to each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such nontechnical or financial Confidential Information to bank examiners, its affiliates, auditors, counsel, other professional advisors and other Banks, (c) right to use any such Confidential Information in connection with the transactions set forth herein including, but not limited to, the sale or proposed sale of participations as provided in Section 11.1 hereof and (d) right to disclose any such Confidential Information in connection with the transactions set forth herein or in connection with any litigation or dispute involving the Banks and the Company or any of its Subsidiaries or any transfer or other disposition made or proposed to be made by such Bank of any of its Notes or other extensions of credit to the Company or any of its Subsidiaries. Notwithstanding the foregoing provisions of this Section 11.13, (i) the foregoing obligation of confidentiality shall not apply to any such Confidential Information that was known to such Bank or any of its affiliates prior to the time it received such Confidential Information from the Company or its Subsidiaries pursuant to this Agreement, other than as a result of the disclosure thereof by a Person who, to the knowledge of such Bank, was prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law; and (ii) the foregoing obligation of confidentiality shall not apply to any such Confidential Information that becomes part of the public domain independently of any act of such Bank not permitted hereunder (through publication, the issuance of a patent disclosing such information or otherwise) or when identical or substantially similar information is received by such Bank without restriction as to its disclosure or use, from a Person who, to the knowledge or reasonable belief of such Bank, was not prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law.

    SECTION 12.  COSTS.

    12.1. COSTS OF ENFORCEMENT. The Company agrees to pay to the Agent, for the account of the Agent or the Banks upon receipt of an invoice therefor, whether or not any Loan is made under this Agreement, (i) the reasonable fees and expenses of Special Counsel in connection with the negotiation, preparation, execution and delivery of this Agreement, (ii) the reasonable fees and expenses of other counsel to the Banks in connection with the negotiation, preparation, execution and delivery of this Agreement up to but not exceeding $2,500 in the aggregate, (iii) the reasonable fees and expenses of counsel for the Agent and the Banks in connection with any amendment, modification or waiver of any of the terms of this Agreement or any Note, and (iv) the costs and other expenses (including, without limitation, reasonable legal fees (including the reasonable allocable cost of inside counsel) and disbursements) incurred by the Agent or any Bank (as a direct or indirect result of action taken or omitted to be taken by or on behalf of the Company) in enforcing or seeking to enforce any of the rights of the Agent, the Banks or any of them under this Agreement.

    12.2. TAXES. The Company agrees to pay all stamp, transfer and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement. The Company shall pay all such taxes payable or determined to be payable in connection with issuance of its Notes and the making of any Loan, and the Company agrees to save and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

    12.3. DEFENSE OF PROCEEDINGS. If any action, suit or proceeding arising from any of the foregoing is brought against the Agent, any Bank, or any other Person indemnified or intended to be indemnified pursuant to this Section 12, the Company, to the extent and in the manner directed by the Person or Persons indemnified or intended to be indemnified, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Company (which counsel shall be acceptable to the Person or Persons indemnified or intended to be indemnified). If the Company shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Company contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Agent shall be repayable to it by the Company immediately upon the Agent's demand therefor, with interest at a rate per annum (computed on the basis of a year consisting of 360 days) equal to the Applicable Reference Rate from time to time in effect plus 1/4 of one percent.

    12.4. SURVIVAL. The obligations of the Company under this Section 12 shall survive the repayment of the Notes and the payment of all other sums due under this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                          NATIONAL COMPUTER SYSTEMS, INC.
                                          By: _______/s/_CHARLES W. OSWALD______
                                          Name: Charles W. Oswald
                                          Its: Chairman and Chief Executive
                                          Officer
                                          By: _______/s/_J. W. FENTON, JR.______
                                          Name: J.W. Fenton, Jr.
                                          Its: Secretary-Treasurer

              COMMITMENT AMOUNT
- ---------------------------------------------
                 $16,000,000                   FIRST BANK NATIONAL ASSOCIATION,
                                               in its individual corporate capacity and as Agent
                                               By /s/ANNE H. FERRELL
                                                                 Title Vice President
                 $12,000,000                   NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION
                                               By /s/EDWARD J. MEYER, JR.
                                                                 Title Vice President
                 $12,000,000                   THE FIRST NATIONAL BANK OF CHICAGO
                                               By /s/ARMUND J. SCHOEN, JR.
                                                                 Title Vice President

        AGGREGATE COMMITMENT AMOUNTS
- ---------------------------------------------
                 $40,000,000